UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification)

     Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2013, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), a wholly owned subsidiary of Kandi Technologies Group, Inc. (the “Company”) entered into an Assets Purchase Agreement (the “Purchase Agreement”) with Zhejiang New Energy Vehicle System Co., Ltd., a limited liability company in China (the “Seller”).

The Purchase Agreement provides for the sale to Kandi Vehicles of certain electric vehicles (the “EV”) pressing assembly line, welding assembly line, coating assembly line, general assembly line and related equipment, facilities, building and land use rights (the “Purchased Assets”). Kandi Vehicles will pay to the Seller RMB 272,767,553 (approximately $43,296,437) for the Purchased Assets based by third-party appraisal reports prepared by Jinhua Jinchen Assets Appraisal Co., Ltd. in cash within one month of the completion of the transfer of titles and ownerships of Purchased Assets. The Purchase Agreement provides that Seller shall complete the transfer of ownership and titles (for the land, the land use rights) within three months after signing the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and pre- and post-closing covenants of each party. Breaches of the representations and warranties will be subject to customary indemnification provisions. The description contained herein of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Assets Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2013

KANDI TECHNOLOGIES GROUP, INC.

By:	/s/ Hu Xiaoming
Name:	Hu Xiaoming
Title:	Chairman and CEO